EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker HTS GmbH (1)	Germany
Bruker Advanced Supercon GmbH (2)	Germany
Bruker EAS GmbH (2)	Germany
Hydrostatic Extrusions Ltd. (1)	United Kingdom
RI Research Instruments GmbH (3)	Germany
Bruker AXS LLC (9)	Delaware, U.S.A.
Bruker AXS GmbH (4)	Germany
Bruker Austria GmbH (5)	Austria
Bruker do Brasil Ltda. (5)	Brazil
Bruker Nano GmbH (5)	Germany
JPK Instruments USA. Inc. (32)	California, U.S.A.
JPK Instruments Limited (32)	United Kingdom
Bruker Mexicana S.A. de C.V. (6)	Mexico
Bruker Polska Sp. Z o.o. (5)	Poland
Bruker South Africa (Pty) Ltd. (5)	South Africa
InCoaTec GmbH (7)	Germany
Bruker Handheld LLC (9)	Delaware, U.S.A.
Bruker Nano, Inc. (39)	Arizona, U.S.A.
Anasys Instruments Corporation (9)	Delaware, U.S.A.
Vutara LLC (9)	Delaware, U.S.A.
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker Invest AG (10)	Switzerland
Mestrelab Research S.L. (34)	Spain
Agapetus GmbH (35)	Austria
Alicona Imaging GmbH (36)	Austria
Alicona Corporation (23)	Delaware, U.S.A.
Alicona GmbH (23)	Germany
Alicona UK Limited (23)	United Kingdom
Alicona s.r.l. (23)	Italy
Bruker Espanola S.A. (11)	Spain
Bruker (Malaysia) SDN BHD (11)	Malaysia
Bruker Singapore Pte. Ltd. (11)	Singapore
Bruker (Beijing) Scientific Technology Co., Ltd. (12)	China
Bruker Ltd. (11)	Russia
Bruker India Scientific PVT, Ltd. (26)	India
Bruker BioSpin K.K. (11)	Japan
Bruker Korea Co. Ltd. (11)	Korea
Bruker BioSpin MRI GmbH (8)	Germany
Bruker Nederland B.V. (11)	Netherlands
Bruker Ltd. (11)	Canada
Bruker UK Ltd. (11)	United Kingdom
Bruker AXS Ltd. (14)	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Bruker PTY Ltd. (11)	Australia
Bruker France S.A.S. (11)	France
Bruker Belgium S.A./N.V. (38)	Belgium
Bruker Italia S.r.l. (11)	Italy
XGLabs S.r.l. (27)	Italy
Bruker Portugal Unipessoal LDA (11)	Portugal
Bruker Scientific Instruments Hong Kong Co., Ltd. (11)	Hong Kong
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi (37)	Turkey
Luxendo GmbH (11)	Germany
Bruker Scientific Israel Ltd. (11)	Israel
Bruker Technologies Ltd. (16)	Israel
Bruker JV UK Ltd. (17)	United Kingdom
Bruker Physik GmbH (18)	Germany
Bruker BioSpin GmbH (19)	Germany
Bruker Scientific LLC	Delaware, U.S.A.
Bruker Daltonik GmbH (20)	Germany
Bruker s.r.o. (21)	Czech Republic
Hain LifeScience GmbH (21)	Germany
Hain LifeScience E.A. Ltd. (30)	Kenya
Hain LifeScience Spain S.L. (30)	Spain
Hain LifeScience Solutions (Pty) Ltd. (30)	South Africa
Hain LifeSciences S.A. Pty Ltd. (30)	South Africa
Advances Diagnostic Solutions Pty. Ltd. (31)	South Africa
Biocetra AS. (30)	Norway
Hain LifeScience UK Ltd. (30)	United Kingdom
SAS Biocentric (30)	France
InVivo Biotech Svs GmbH (21)	Germany
Merlin Diagnostika GmbH (21)	Germany
Bruker Taiwan Co. Ltd. (22)	Taiwan
Bruker Daltonics Pty. Ltd. (22)	South Africa
Bruker Nordic AB (22)	Sweden
Bruker Daltonics Ltd. (22)	United Kingdom
Bruker Detection Corporation (22)	Massachusetts, U.S.A.
Bruker Optik GmbH (13)	Germany
Bruker Finance B.V. (22)	Netherlands
Bruker Business Support Center sp. z o.o (28)	Poland
Bruker Holdings BV (22)	Netherlands
PMOD Technologies LLC (35)	Switzerland
Bruker OST LLC (1)	Delaware, U.S.A.
Bruker AXS Holdings, Inc.	Delaware, U.S.A.

(1)    These entities are wholly-owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)    These entities are wholly-owned subsidiaries of Bruker HTS GmbH.

(3)    RI Research Instruments GmbH is 51% owned by Bruker Energy & Supercon Technologies, Inc., and 49% owned by third parties.

(4)    Bruker AXS GmbH is 90% owned by Bruker AXS Holdings, Inc. and 10% owned by Bruker Corporation.

(5)    These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(6)    Bruker Mexicana S.A de C.V. is 99.99% owned by Bruker AXS GmbH and 0.01% owned by Bruker AXS LLC.

(7)    InCoaTec GmbH is 66% owned by Bruker AXS GmbH and 34% owned by third parties.

(8)    Bruker BioSpin MRI GmbH 89.9% owned by Bruker Invest AG and 10.1% owned by Bruker-Physik GmbH.

(9)    These entities are wholly-owned subsidiaries of Bruker Nano, Inc.

(10)  Bruker Invest AG is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.

(11)  These entities are wholly-owned subsidiaries of Bruker Invest AG.

(12)  Bruker (Beijing) Scientific Technology Co., Ltd. is a wholly-owned subsidiary of Bruker Singapore Pte. Ltd.

(13)  Bruker Optik GmbH is 24.75% owned by Bruker-Physik GmbH and 75.25% owned by Bruker Scientific LLC

(14)  Bruker AXS Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(15)  Reserved

(16)  Bruker Technologies Ltd. is a wholly-owned subsidiary of Bruker Scientific Israel Ltd.

(17)  Bruker JV UK Ltd. is a wholly-owned subsidiary of Bruker UK Ltd.

(18)  Bruker-Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(19)  Bruker BioSpin GmbH is owned 89.9% by Bruker-Physik GmbH and 10.1% owned by Bruker Invest AG.

(20)  Bruker Daltonik GmbH is 90% owned by Bruker Scientific LLC and 10% owned by Bruker Corporation.

(21)  These entities are wholly-owned subsidiaries of Bruker Daltonik GmbH.

(22)  These entities are wholly-owned subsidiaries of Bruker Scientific LLC.

(23)  These entities are 100% owned by Alicona Imaging GmbH.

(24)  Reserved

(25)  Reserved

(26)  Bruker India Scientific PVT, Ltd. is 73.59% owned by Bruker Invest AG, 6.53% owned by Bruker Daltonik   GmbH and 19.88% owned by Bruker AXS GmbH.

(27)  XGLabs S.r.l. is a wholly-owned subsidiary of Bruker Italia S.r.l.

(28)  Bruker Business Support Center sp. z o.o. is a wholly-owned subsidiary of Bruker Finance B.V.

(29)  Reserved

(30)  These entities are wholly owned by Hain LifeScience GmbH.

(31)  This entity is 50% owned by Hain LifeScience GmbH and 50% owned by Hain LifeSciences S.A. Pty. Ltd.

(32)  This entity is 100% owned by Bruker Nano GmbH.

(33)  Reserved

(34)  This entity is 50.998% owned by Bruker Switzerland AG and 49.002% owned by third parties.

(35)  This entity is 100% owned by Bruker Switzerland AG.

(36)  These entities are 100% owned by Agapetus GmbH.

(37)  This entity is owned 99.74% by Bruker Invest AG and 0.26% by Bruker Switzerland AG.

(38)  This entity is 99.99% owned by Bruker Invest AG and 0.01% owned by Bruker Switzerland.

(39)  This entity is 100% owned by Bruker AXS Holdings, Inc.